SPECIAL MEETING OF SHAREHOLDERS PRINCIPAL MONEY MARKET FUND, INC.
                             HELD SEPTEMBER 16, 1997

1.   Election of the Board of Directors.

                            For              Withheld

    Davis               42,302,140            386,652
    Ehrle               42,132,552            556,240
    Ferguson            42,395,818            292,974
    Gilbert             42,242,211            446,581
    Griswell            42,398,065            290,727
    Jones               42,242,211            446,581
    Keller              42,241,105            447,686
    Lukavsky            42,370,943            317,849
    Peebler             42,273,229            415,562

2. Ratification of selection of Ernst & Young LLP as independent public auditors.

          In Favor            Opposed               Abstain

         41,920,881           345,708               422,204

3. Approval of change of fund structure. Name changed to Principal Variable Contract Fund, Inc. Money Market Account effective 1/1/98.

          In Favor            Opposed               Abstain

         40,961,885          1,144,958              581,948

4. Approval of elimination of the fundamental investment restriction regarding the purchase of shares of other investment companies.

          In Favor            Opposed               Abstain

         40,903,699          1,312,169              472,924

5.   Approval  of  elimination  of  the   fundamental   investment   restriction
     prohibiting joint participation in any securities trading account.

          In Favor            Opposed               Abstain

         40,633,345          1,111,963              943,484

6. Approval of change to the fundamental investment restriction with respect to diversification requirements.

          In Favor            Opposed               Abstain

         40,453,876          1,724,711              510,205

7. Approval of change to the fundamental investment restriction with respect to purchase of securities of a single issuer.

          In Favor            Opposed               Abstain

         40,423,874          1,703,641              534,278

8. Approval of change to the fundamental investment restriction prohibiting the purchase of restricted securities.

          In Favor            Opposed               Abstain

         40,329,737          1,806,422              552,633